UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2016

South Jersey Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 8.01	Other Events

On February 12, 2016, the board of directors of South Jersey Industries, Inc. (SJI) approved an amendment to the Corporate Governance Guidelines relating to the election of directors in uncontested elections.  Under the revised Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “withheld” relating to his or her election than votes “for” such election is required to tender a resignation for consideration by the Governance Committee of the board of directors.  The Governance Committee then determines whether to accept the director’s resignation and submits its recommendation to the full board of directors for consideration.  The Governance Committee and the board of directors may consider any factor they deem relevant in deciding whether to accept the director’s resignation.  A director who tenders a resignation in accordance with these provisions cannot participate in consideration of the resignation by the Governance Committee or the board of directors.  The board of directors must decide whether to accept the resignation within 100 days of certification of the election results for the applicable meeting of shareholders.  The amendment to the Corporate Governance Guidelines is effective immediately and will apply to voting at the 2016 annual meeting of shareholders.

The full text of the Corporate Governance Guidelines, as amended, is available at SJI’s website at http://www.sjindustries.com under the “Investors” tab.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC

Date: February16, 2016	By: /s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
Senior Vice President, General Counsel and Corporate Secretary